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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Civic BanCorp
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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     (1) Title of each class of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

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Notes:



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[Logo]




May 13, 1997



                          ANNUAL SHAREHOLDER MEETING


Dear Shareholder:

     At Civic BanCorp's annual shareholder meeting on May 8, 1997, a quorum was present in person and by proxy. As you know from the Company's proxy statement that was mailed to you, items submitted to a vote of the shareholders included Proposal 2, approving an amendment to the Bylaws to classify the Board of Directors, and Proposal 3, approving an amendment to the Articles of Incorporation to eliminate action by the shareholders by written consent without a meeting. The vote at the meeting on these two proposals was as follows:

                                                                                              Percentage of all
                                                                        Percentage of        outstanding shares
                                                   Shares voted       shares voted for          voted for and
   Proposal              Shares voted for            against             and against               against
   --------              ----------------         --------------       ---------------          --------------
2. Classification of       1,752,422                 379,039                82.2%                   39.7%
Board of Directors                                                          17.8%                   8.6%

3. Elimination of          1,722,370                 402,306                81.1%                   39.0%
shareholder action                                                          18.9%                    9.2%
by written consent
without a meeting


     Although the percentage of shares present and voting in favor of Proposals 2 and 3 was substantial, the percentage of all outstanding shares in favor was less than the required 50% plus one. Many shareholders who were represented by proxy at the meeting did not have their votes on Proposals 2 and 3 counted. We believe the reason is that many proxies held in street names did not effectively communicate their votes to the registered holders so that they could vote on these proposals at the meeting. For example, we did not receive proxies from several directors and officers who have shares held in street name, even though those persons attempted to vote and mail their proxies in accordance with instructions given to them.

     In order to give more shareholders an opportunity to be heard on these two Proposals, the Company adjourned the annual meeting of shareholders to 4:00 p.m. on June 9, 1997, at 2101 Webster Street, First Floor, Oakland, California. WE ENCOURAGE YOU TO CAST YOUR VOTE ON PROPOSALS 2 AND 3 BEFORE THAT TIME BY SUBMITTING A PROXY IN ACCORDANCE WITH THE INSTRUCTIONS THAT YOU RECEIVE FROM THE TRANSFER AGENT OR FROM YOUR BROKER. Please refer to your proxy statement for more information about these proposals. Management recommends a vote FOR Proposal 2 and FOR Proposal 3. Thank you for your cooperation.

                                          Very truly yours,

                                          /s/ Herbert C. Foster
                                          ------------------------------
                                              Herbert C. Foster



                 2101 Webster Street   Oakland, CA 94612-3043
  Telephone. 510 836-6500 FAX. 510 836-1521 Internet. http://www.civicbank.com